SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2025

Charter Communications, Inc.
CCO Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664 001-37789	84-1496755 86-1067239
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Washington Blvd.
Stamford, Connecticut 06902
(Address of principal executive offices, including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 Par Value	CHTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.	OTHER EVENTS.

As previously disclosed, on November 12, 2024, Charter Communications, Inc., a Delaware corporation (“Charter”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Charter, Liberty Broadband Corporation, a Delaware corporation (“Liberty Broadband”), Fusion Merger Sub 1, LLC, a single member Delaware limited liability company and a wholly owned subsidiary of Charter (“Merger LLC”), and Fusion Merger Sub 2, Inc., a Delaware corporation and a wholly owned subsidiary of Merger LLC (“Merger Sub”).  The Merger Agreement provides for, among other things and subject to the satisfaction or waiver of certain specified conditions set forth therein, (i) the merger of Merger Sub with and into Liberty Broadband (the “Merger”), with Liberty Broadband surviving the Merger as a wholly owned subsidiary of Merger LLC, and (ii) immediately following the Merger, the merger of Liberty Broadband (as the surviving corporation in the Merger) with and into Merger LLC (the “Upstream Merger”, and together with the Merger, the “Combination”), with Merger LLC surviving the Upstream Merger as a wholly owned subsidiary of Charter.

In connection with the Combination, Charter filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 on December 13, 2024, as amended on January 10, 2025 and January 17, 2025, and which was declared effective by the SEC on January 22, 2025, which contained a prospectus with respect to the shares of Charter Class A common stock and Charter Series A cumulative redeemable preferred stock to be issued in connection with the Combination and a joint proxy statement of Charter and Liberty Broadband.  Each of Charter and Liberty Broadband filed a definitive joint proxy statement/prospectus with the SEC on January 22, 2025 (collectively, the “joint proxy statement/prospectus”), which Charter and Liberty Broadband first mailed to their respective stockholders on or about January 22, 2025.

Following the announcement of the Merger Agreement and as of the date of this Current Report on Form 8-K, purported stockholders of Charter filed the following lawsuits against Charter and the individual members of the Charter board of directors: Stevens v. Charter Communications, Inc., et al., Case No. 650691/2025 (N.Y. Sup. Ct. Feb. 5, 2025) and Miller v. Charter Communications, Inc., et al., Case No. 650695/2025 (N.Y. Sup. Ct. Feb. 5, 2025) (collectively, the “Complaints”).  Additionally, beginning on February 6, 2025, Charter received demand letters from counsel representing other individual purported stockholders of Charter, and beginning on January 15, 2025, Liberty Broadband received demand letters from counsel representing individual purported stockholders of Liberty Broadband (collectively, the “Demands” and, together with the Complaints, the “Matters”).  The Matters allege, among other things, that the defendants omitted material information from the joint proxy statement/prospectus in violation of federal securities laws, breached their fiduciary obligations under state law, and/or committed negligence and negligent misrepresentation and concealment under state common law.

Charter and Liberty Broadband believe that the claims asserted in the Matters are without merit and supplemental disclosures are not required or necessary under applicable laws. However, in order to avoid the risk that the Matters delay or otherwise adversely affect the Combination, and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, Charter and Liberty Broadband are supplementing the joint proxy statement/prospectus as described in this Current Report on Form 8-K.  Charter, the other named defendants and Liberty Broadband deny that they have violated any laws or breached any fiduciary duties.  Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein or in the joint proxy statement/prospectus. To the contrary, Charter, the other named defendants and Liberty Broadband specifically deny all allegations in the Matters and that any additional disclosure was or is required in the joint proxy statement/prospectus.

Supplemental Disclosures to the Joint Proxy Statement/Prospectus

The supplemental information contained in this Current Report on Form 8-K supplements the disclosures contained in the joint proxy statement/prospectus and should be read in conjunction with the joint proxy statement/prospectus, which should be read in its entirety. Defined terms used but not defined below have the meanings set forth in the joint proxy statement/prospectus. All page references in the information below are to pages in the joint proxy statement/prospectus. Paragraph references used herein refer to the joint proxy statement/prospectus before any additions or deletions resulting from the supplemental disclosures. For clarity, new text within restated paragraphs from the joint proxy statement/prospectus is highlighted with bold, underlined text.

The section of the joint proxy statement/prospectus entitled “The Combination—Opinion of the Charter Special Committee’s Financial Advisor” starting on page 90 is hereby supplemented as follows:

The first sentence of the second full paragraph on page 93 is amended and restated as follows:

Centerview derived the estimated net asset value, which is referred to in this summary of Centerview’s opinion as NAV, of Liberty Broadband, as adjusted for the transactions, including the GCI divestiture, by calculating the value of the Charter Class A common stock owned by Liberty Broadband by multiplying (i) the closing price of Charter Class A common stock as of September 23, 2024 of $331.62 by (ii) the number of shares of Charter Class A common stock owned by Liberty Broadband of approximately 45.6 million shares, as included in the Liberty Broadband Internal Data, and adding or subtracting, as applicable, the value of certain assets and liabilities of Liberty Broadband, as included in the Liberty Broadband Internal Data, including (a) Liberty Broadband’s aggregate net debt as of September 30, 2024 of approximately $2,490 million; (b) make-whole payments in respect of Liberty Broadband’s exchangeable debt estimated by Charter management assuming an illustrative call date of September 30, 2024 of approximately $68 million; (c) the aggregate liquidation value of Liberty Broadband’s outstanding Series A cumulative redeemable preferred stock of approximately $180 million; (d) the value of certain of Liberty Broadband’s corporate-level expenses estimated by Charter management to be incurred through the closing of the transactions and eliminated thereafter, discounted from June 30, 2027 (the closing date of the combination assumed for purposes of these calculations, as provided by Charter management) to present value as of September 30, 2024, at a 7.0% discount rate (reflecting Centerview’s analysis of Charter’s weighted average cost of capital based on the application of the capital asset pricing model and considerations that Centerview deemed relevant in its professional judgment and experience), of approximately $78 million; (e) the aggregate tax liability of Liberty Broadband resulting from the GCI divestiture estimated by Charter management, discounted to present value as of September 30, 2024, at a 7.0% discount rate (reflecting Centerview’s analysis of Charter’s weighted average cost of capital based on the application of the capital asset pricing model and considerations that Centerview deemed relevant in its professional judgment and experience), of approximately $212 million; and (f) certain other assets and liabilities of Liberty Broadband with a net aggregate amount of approximately $53 million.

The first sentence of the second paragraph on page 95 is amended and restated as follows:

Centerview estimated, for illustrative purposes, the aggregate net number of shares of Charter Class A common stock expected to be retired in connection with the transactions by estimating the net number of shares of Charter Class A common stock retired as a result of the transactions, calculated in the same manner as described in the section above captioned “-Net Shares Retired Analysis,” and adding or subtracting, as applicable, the value, expressed in terms of shares of Charter Class A common stock, of certain assets and liabilities of Liberty Broadband (as included in the Liberty Broadband Internal Data and as described in the section above captioned “-Net Asset Value Analysis”) expected by Charter management to be assumed by Charter in connection with the transactions.

The first sentence of the third paragraph on page 95 is amended and restated as follows:

Centerview derived, for illustrative purposes, the estimated historical NAV per share of Liberty Broadband over the periods set forth below and extending through November 11, 2024, by calculating the value of the Charter Class A common stock owned by Liberty Broadband at such time by multiplying (i) the closing price of Charter Class A common stock on each trading day during such period by (ii) the publicly available number of shares of Charter Class A common stock owned by Liberty Broadband at such time, and adding or subtracting, as applicable, the value of certain assets and liabilities of Liberty Broadband available at such time (both including and excluding certain assets and liabilities related to GCI’s businesses), and dividing the result of the foregoing calculations by the publicly available number of outstanding shares of Liberty Broadband common stock at such time.

The section of the joint proxy statement/prospectus entitled “The Combination—Opinion of Charter’s Financial Advisor” starting on page 96 is hereby supplemented as follows:

The fifth paragraph on page 99 is amended and restated as follows:

For purposes of its financial analysis and opinion, Citi utilized and relied upon the number of issued and outstanding shares of Charter and Liberty Broadband (approximately 163 million and 144 million, respectively, fully diluted shares calculated using the treasury stock method) provided by, or approved for its use by, the management of Charter.

The first full paragraph on page 100 is amended and restated as follows:

To derive an estimate Adjusted NAVs for Liberty Broadband (excluding its interest in GCI), Citi then: (i) added the values of the Liberty Broadband’s share interest in Charter it calculated based on both the Unaffected Share Price and the Pre-Announcement Share Price for the Charter Class A common stock, (ii) subtracted Liberty Broadband’s corporate debt of $2,615 million based on the September 30, 2024 balance sheet for Liberty Broadband, (iii) added $125 million, reflecting Liberty Broadband’s cash and cash equivalents based on the September 30, 2024 balance sheet for Liberty Broadband, adjusted for cash proceeds on a tax-effected basis from sales of Charter Class A common stock to Charter occurring after September 30, 2024, (iv) subtracted $82 million, reflecting the net present value (discounted to September 30, 2024 based on a discount rate selected by Citi of 7.0% (reflecting the midpoint of Citi’s estimated range of Charter’s weighted average cost of capital derived using the capital asset pricing model, based on Citi’s professional judgment and experience)) of certain corporate overhead expense for the period from October 1, 2024 to June 30, 2027 (an estimated closing date for the combination provided by Charter) and tax assets, each as provided by Liberty Broadband (and approved for Citi’s use by Charter), (v) subtracted estimated breakage costs of $68 million (based on the Unaffected Share Price for the Charter Class A common stock) and $173 million (based on the Pre-Announcement Share Price for the Charter Class A common stock) attributable to the retirement of certain exchangeable debentures, (vi) subtracted $180 million, reflecting the face amount of the outstanding Liberty Broadband preferred stock, (vii) added $58 million, reflecting an estimate of value attributable to Liberty Broadband’s stake in comScore based on the consideration paid for the stake (as provided by Liberty Broadband and approved for Citi’s use by Charter), and (viii) subtracted $212 million (items (ii) through (viii) are referred to as the (“Liberty Broadband NAV Adjustments”)), reflecting the present value (discounted to September 30, 2024 based on a discount rate selected by Citi of 7.0% (reflecting the midpoint of Citi’s estimated range of Charter’s weighted average cost of capital derived using the capital asset pricing model, based on Citi’s professional judgment and experience)) of the estimated potential tax liability of Liberty Broadband arising from the distribution of the GCI shares in connection with the GCI divestiture (as provided and approved for Citi’s use by Charter). Citi then divided these amounts by Liberty Broadband’s fully diluted shares using the treasury stock method (as provided by Liberty Broadband and approved for Citi’s use by Charter).

The fourth full paragraph and the following table on page 100 is amended and restated as follows:

The selected transactions and corresponding discounts and premia considered by Citi for its analysis of Liberty Broadband were:

Date Completed	Target	Acquiror	(Discount) / Premium to NAV
09/24	Sirius XM Holdings	Liberty SiriusXM Group	0.0%
12/20	GCI Liberty, Inc.	Liberty Broadband Corporation	(7.5%)
07/20	Standard Diversified Inc.	Turning Point Brands, Inc.	(3.0%)
07/19	Liberty Expedia Holdings, Inc.	Expedia Group, Inc.	(0.5%) – (2.5%)
07/18	Spectrum Brands Holdings, Inc.	HRG Group, Inc.	0.0%
05/11	Retail Ventures, Inc.	DSW Inc.	(9.3%) – (11.6%)
11/09	DIRECTV	Liberty Entertainment, Inc.	5.6%
04/09	Smith Investment Company	A.O. Smith Corporation	(1.5%)
11/06	Fidelity National Financial, Inc.	Fidelity Information Services	0.0%

The third paragraph and the following table on page 101 is amended and restated as follows:

The selected transactions and corresponding discounts and premia considered by Citi for its analysis of Liberty Broadband were:

Date Announced	Issuer	(Discount) / Premium
05/24	Talen Energy Corp.	2.1%
05/24	Monster Beverage Corp.	(0.7%)
07/23	TriNet Group, Inc.	6.6%
03/23	Corcept Therapeutics Inc.	14.6%
11/22	TriNet Group, Inc.	16.6%
02/22	TriNet Group, Inc.	6.5%
11/21	Red Rock Resorts Inc.	5.1%
11/21	Corcept Therapeutics Inc.	0.3%
10/21	InvenTrust Properties Corp.	46.9%
08/20	DaVita Inc.	7.1%
07/19	Bread Financial Holdings Inc.	23.5%
11/16	WebMD Health Corp.	3.0%

The first sentence of the fifth paragraph on page 101 is amended and restated as follows:

Citi performed a pro forma equity value per share accretion / dilution analysis for Charter, which was designed to illustrate the potential impact of the Liberty Broadband NAV Adjustments and the net reduction resulting from the transaction in Charter’s fully diluted shares, calculated using the treasury stock method (based upon information provided by Charter), on the equity value per share for Charter. Citi calculated an implied equity value for Charter by multiplying its share price (the Unaffected Share Price and the Pre-Announcement Share Price) by the number of fully diluted shares of Charter. Citi then deducted the Liberty Broadband NAV Adjustments, and then divided this difference by Charter’s fully diluted shares, net of the approximate 11.5 million share reduction to be achieved in the combination. This analysis indicated potential increases in the equity value per share of $5.78 (based on the Unaffected Share Price) and $9.84 (based on the Pre-Announcement Share Price).

The first sentence of the second paragraph on page 102 is amended and restated as follows:

Citi performed a pro forma free cash flow per share accretion / dilution analysis for Charter, which was designed to illustrate the potential impact of (a) the tax-effected incremental cash interest expense of Charter resulting from the transaction of approximately $116 million (based on Unaffected Share Price) and $121 million (based on Pre-Announcement Share Price), in each case based on information provided by Liberty Broadband and Charter and approved for Citi’s use by Charter, and (b) the net reduction of approximately 11.5 million resulting from the transaction in Charter’s fully diluted shares, calculated using the treasury stock method (based upon information provided by Charter), on Charter’s free cash flow per share for the 12 months ended September 30, 2024 (“Charter LTM FCFPS”).

The first sentence of the fourth paragraph on page 102 is amended and restated as follows:

Citi reviewed sell-side analyst price targets for shares of Charter Class A common stock and Liberty Broadband common stock published by six equity research analysts (during the time period from July 18, 2024 through September 23, 2024) that covered both companies and also published valuations for GCI. Stock price targets generally reflect each analyst’s estimate of the 12-month future public market trading price per share of a subject company’s common stock and are not discounted to reflect present values. Price targets published by equity research analysts do not necessarily reflect current market trading prices and these estimates are subject to uncertainties, including the future financial performance of the subject company and future financial market conditions. For each analyst, Citi calculated the implied exchange ratio determined by dividing (x) an adjusted price target for Liberty Broadband (excluding GCI) derived by subtracting from (i) the analyst’s price target for Liberty Broadband common stock (both on an undiscounted basis and a discounted basis using an estimate of a cost of equity for Liberty Broadband of 11.6% (reflecting the midpoint of Citi’s estimated range of Liberty Broadband’s cost of equity derived using the capital asset pricing model, based on Citi’s professional judgment and experience)), (ii) that analyst’s estimate of the value for GCI (adjusted for the debt and cash of GCI as of June 30, 2024) per share of Liberty Broadband common stock by (y) such analyst’s price target (both on an undiscounted basis and a discounted basis using an estimate of a cost of equity for Charter of 11.0% (reflecting the midpoint of Citi’s estimated range of Charter’s cost of equity derived using the capital asset pricing model, based on Citi’s professional judgment and experience)).

The section of the joint proxy statement/prospectus entitled “The Combination—Opinion of Liberty Broadband’s Financial Advisor” starting on page 103 is hereby supplemented as follows:

The first sentence of the fifth full paragraph on page 105 is amended and restated as follows:

J.P. Morgan calculated the estimated pro forma share price of Charter (the “PF Charter Share Price”) by calculating the quotient of (i) the difference of (a) the estimated implied equity value of Charter on a stand-alone basis of approximately $53,137 million, based on publicly available information as of the unaffected date of September 23, 2024, minus (b) the value of certain net liabilities of Liberty Broadband assumed by Charter of approximately $2,491 million, minus (c) the estimated make-whole fundamental changes payment on the 3.125% exchangeable senior debentures due 2054 assuming an illustrative take-out date of December 31, 2025 and the Charter share price as of November 8, 2024, in each case, as directed by Liberty Broadband management, of approximately $150 million, minus (d) the amount of certain tax liabilities related to the GCI divestiture of approximately $400 million, as provided by Liberty Broadband management, minus (e) net debt increase of Liberty Broadband attributable to cash settlements of certain stock awards of approximately $13 million, as provided by Liberty Broadband management, and minus (f) the net asset value of certain of Liberty Broadband’s corporate assets and liabilities of approximately $114 million, as provided by Liberty Broadband management, divided by (ii) the estimated pro forma fully diluted shares outstanding of Charter of approximately 148.7 million shares, as provided by Liberty Broadband management.

The first sentence of the sixth full paragraph on page 105 is amended and restated as follows:

J.P. Morgan then calculated the estimated pro forma implied equity value per share of Liberty Broadband common stock by calculating the quotient of (i) the product of (a) the estimated pro forma shares of Charter that Liberty Broadband stockholders would receive as implied by the exchange ratio, multiplied by (b) the PF Charter Share Price, based on J.P. Morgan’s calculations of the PF Charter Share Price described above, divided by (ii) the estimated fully diluted shares outstanding of Liberty Broadband common stock of approximately 143.9 million shares, as provided by Liberty Broadband management.

The joint proxy statement/prospectus is hereby supplemented by adding the following as a new section following the section entitled “The Combination—Opinion of Liberty Broadband’s Financial Advisor” ending on page 107, as follows:

Certain Unaudited Prospective Financial Information

Charter and Liberty Broadband do not, as a matter of course, publicly disclose forecasts or internal projections as to their respective future performance, revenues, earnings, financial condition or other results given, among other reasons, the inherent uncertainty of the underlying assumptions and estimates.

However, Charter and Liberty Broadband are including in this joint proxy statement/prospectus certain unaudited prospective financial information for Charter and Liberty Broadband that was made available as described below.  We refer to this information collectively as the “prospective financial information”.  A summary of certain significant elements of this information is included in this joint proxy statement/prospectus solely for the purpose of providing holders of Charter common stock, holders of Liberty Broadband common stock and holders of Liberty Broadband preferred stock access to certain information made available to Charter, Liberty Broadband and their respective boards of directors and financial advisors.

Neither Charter nor Liberty Broadband endorses the prospective financial information as necessarily predictive of actual future results.  Furthermore, although presented with numerical specificity, the prospective financial information reflects numerous estimates and assumptions with respect to, among other things, economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which Charter and Liberty Broadband operate and the risks and uncertainties described under the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” and in the reports that Charter and Liberty Broadband file with the SEC from time to time, all of which are difficult to predict and many of which are outside the control of Charter and Liberty Broadband and will be beyond the control of the combined company.  There can be no assurance that the underlying assumptions or projected results will be realized, and actual results could differ materially from those reflected in the prospective financial information, whether or not the combination is completed.  Further, these assumptions do not include all potential actions that the management of Charter or Liberty Broadband could or might have taken during these time periods.  In addition, since the prospective financial information covers multiple years, such information by its nature becomes subject to greater uncertainty with each successive year.  The inclusion in this joint proxy statement/prospectus of the prospective financial information below should not be regarded as an indication that Charter, Liberty Broadband or their respective boards of directors or advisors considered, or now consider, this prospective financial information to be material information to any holders of Charter common stock, holders of Liberty Broadband common stock or holders of Liberty Broadband preferred stock, as the case may be, particularly in light of the inherent risks and uncertainties associated with such prospective financial information, or that it should be construed as financial guidance, and it should not be relied on as such.  The prospective financial information is not fact and should not be relied upon as necessarily indicative of actual future results.  The prospective financial information also reflects numerous variables, expectations and assumptions available at the time it was prepared as to certain business decisions that are subject to change and does not take into account any circumstances or events occurring after the date it was prepared, including the transactions contemplated by the merger agreement or the possible financial and other effects on Charter or Liberty Broadband of the combination, and does not attempt to predict or suggest actual future results of the combined company or give effect to the combination, including the effect of negotiating or executing the merger agreement, the costs that may be incurred in connection with consummating the combination, the effect on Charter or Liberty Broadband of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the combination.  Further, the prospective financial information does not take into account the effect of any possible failure of the combination to occur.  No assurances can be given that if the prospective financial information had been prepared as of the date of this joint proxy statement/prospectus, similar assumptions would be used.  In addition, the prospective financial information may not reflect the manner in which the combined company would operate after the combination.

The prospective financial information was not prepared for the purpose of, or with a view toward, public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, published guidelines of the SEC regarding forward-looking statements or generally accepted accounting principles. No independent registered public accounting firm has audited, reviewed, examined, compiled or applied any procedures with respect to the prospective financial information and, accordingly, no independent public accounting firm has expressed any opinion or given any other form of assurance with respect thereto or its achievability.

Consensus “Street Estimates” of Charter

The following table presents certain prospective financial information derived from publicly available mean analyst consensus “street estimates” for Charter for the fiscal years ending December 31, 2024 through December 31, 2029 (collectively referred to as the “Charter street estimates”).  The Charter street estimates were approved by Charter for Citi’s use and reliance, and by the Charter special committee for Centerview’s use and reliance, in connection with the combination.

($ in billions)	Fiscal Year Ending December 31,
	2024	2025	2026	2027	2028	2029
Revenue	54.8	54.3	54.9	55.1	55.8	56.2
Adjusted EBITDA(1)	22.5	22.7	23.5	24.0	24.7	25.2
Capital Expenditures(2)	12.0	12.2	10.6	8.5	8.3	8.4

(1) Adjusted EBITDA is defined as net income attributable to Charter shareholders plus net income attributable to noncontrolling interest, net interest expense, income taxes, depreciation and amortization, stock compensation expense, other income (expenses), net and other operating (income) expenses, net, such as special charges and (gain) loss on sale or retirement of assets.

(2) Includes changes in accrued expenses related to capital expenditures.

Liberty Broadband Internal Data

The following tables present certain financial information of Liberty Broadband prepared by management of Liberty Broadband, which was provided to Charter and approved by Charter for Citi’s use and reliance, and by the Charter special committee for Centerview’s use and reliance, in connection with the combination.

Certain Information Relating to Liberty Broadband

($ in millions)	Q4 2024	FY 2025	FY 2026	1H 2027
Total Corporate Overhead Expenses	2.0	22.4	25.3	12.9
Corporate Stock-Based Compensation	3.5	14.0	14.0	7.0

Certain Information Relating to GCI

($ in millions)
2024E Pro Forma Adjusted OIBDA(1)	380
GCI Net Indebtedness	1,063
GCI Tax Basis	-193

(1) Adjusted OIBDA is defined as operating income plus depreciation and amortization, stock-based compensation, transaction costs, separately reported litigation settlements, restructuring and impairment charges.  2024E Pro Forma Adjusted OIBDA as shown in the table above is based on the $387 million estimate provided by Liberty Broadband management, including the impact of certain midyear up-sales, and other adjustments made by Charter management.

Cautionary Note Regarding Forward Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, regarding, among other things, the proposed transaction between Charter and Liberty Broadband. Although we believe that our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation: (i) the effect of the announcement of the proposed transaction on the ability of Charter and Liberty Broadband to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; (ii) the timing of the proposed transaction; (iii) the ability to satisfy closing conditions to the completion of the proposed transaction (including stockholder and regulatory approvals); (iv) the possibility that the transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (v) the ability of Liberty Broadband to consummate the spin-off of its GCI business; (vi) litigation relating to the proposed transaction; (vii) other risks related to the completion of the proposed transaction and actions related thereto; and (viii) the factors described under “Risk Factors” from time to time in Charter’s and Liberty Broadband’s filings with the SEC.  Many of the forward-looking statements contained in this communication may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “initiatives,” “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases,” “grow,” “focused on” and “potential,” among others.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Charter nor Liberty Broadband assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Additional Information

In connection with the Combination, Charter filed with the SEC a registration statement on Form S-4 on December 13, 2024, as amended on January 10, 2025 and January 17, 2025, and which was declared effective by the SEC on January 22, 2025, to register the shares of Charter Class A common stock and Charter Series A cumulative redeemable preferred stock that will be issued in connection with the proposed transaction. The registration statement includes a joint proxy statement of Charter and Liberty Broadband that also constitutes a prospectus of Charter. Investors and security holders of Charter and Liberty Broadband are urged to read the registration statement, joint proxy statement, prospectus and/or other documents filed with the SEC carefully in their entirety if and when they become available as they contain or will contain important information about the proposed transaction. The definitive joint proxy statement/prospectus was mailed to stockholders of Charter and Liberty Broadband, as applicable, on or about January 22, 2025.  Investors and security holders are able to obtain free copies of these documents and other documents filed with the SEC by Charter or Liberty Broadband through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Charter or Liberty Broadband at:

Charter Communications, Inc.	Liberty Broadband Corporation
400 Washington Blvd. Stamford, CT 06902 Attention: Investor Relations Telephone: (203) 905-7801	12300 Liberty Boulevard, Englewood, Colorado 80112 Attention: Investor Relations Telephone: (720) 875-5700

Participants in Solicitation

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Charter, Liberty Broadband and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of such potential participants are included in the registration statement and joint proxy statement/prospectus and may be included in other documents filed with the SEC if and when they become available. These documents may be obtained free of charge from the SEC’s website http://www.sec.gov.

Charter anticipates that the following individuals will be participants (the “Charter Participants”) in the solicitation of proxies from holders of Charter common stock in connection with the proposed transaction: Eric L. Zinterhofer, Non-Executive Chairman of the board of directors of Charter (the “Charter Board”), W. Lance Conn, Kim C. Goodman, Gregory B. Maffei, John D. Markley, Jr., David C. Merritt, James E. Meyer, Steven A. Miron, Balan Nair, Michael A. Newhouse, Mauricio Ramos and Carolyn J. Slaski, all of whom are members of the Charter Board, Christopher L. Winfrey, President, Chief Executive Officer and Director, Jessica M. Fischer, Chief Financial Officer, and Kevin D. Howard, Executive Vice President, Chief Accounting Officer and Controller.  Information about the Charter Participants, including a description of their direct or indirect interests, by security holdings or otherwise, and Charter’s transactions with related persons is set forth in the sections entitled “Proposal No. 1: Election of Directors”, “Compensation Committee Interlocks and Insider Participation”, “Compensation Discussion and Analysis”, “Certain Beneficial Owners of Charter Class A Common Stock”, “Certain Relationships and Related Transactions”, “Proposal No. 2: Increase the Number of Shares in 2019 Stock Incentive Plan”, “Pay Versus Performance” and “CEO Pay Ratio” contained in Charter’s definitive proxy statement for its 2024 annual meeting of shareholders, which was filed with the SEC on March 14, 2024 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1091667/000119312524067965/d534477ddef14a.htm) and other documents subsequently filed by Charter with the SEC. To the extent holdings of Charter stock by the directors and executive officers of Charter have changed from the amounts of Charter stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Liberty Broadband anticipates that the following individuals will be participants (the “Liberty Broadband Participants”) in the solicitation of proxies from holders of shares of Liberty Broadband Series A common stock, Liberty Broadband Series B common stock and Liberty Broadband Series A cumulative redeemable preferred stock in connection with the proposed transaction: John C. Malone, Chairman of the board of directors of Liberty Broadband (the “Liberty Broadband Board”) and Liberty Broadband’s interim President and Chief Executive Officer, Gregg L. Engles, Julie D. Frist, Richard R. Green, Sue Ann R. Hamilton, J. David Wargo and John E. Welsh III, all of whom are members of the Liberty Broadband Board, and Brian J. Wendling, Liberty Broadband’s Chief Accounting Officer and Principal Financial Officer. Information regarding the Liberty Broadband Participants, including a description of their direct or indirect interests, by security holdings or otherwise, and Liberty Broadband’s transactions with related persons is set forth in the sections entitled “Proposal 1 – The Election of Directors Proposal”, “Director Compensation”, “Proposal 3 – The Incentive Plan Proposal”, “Proposal 4 – The Say-On-Pay Proposal”, “Executive Officers”, “Executive Compensation”, “Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management” and “Certain Relationships and Related Party Transactions” contained in Liberty Broadband’s definitive proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 25, 2024 (which is available at: https://www.sec.gov/ix?doc=/Archives/edgar/data/1611983/000110465924051479/tm242809d6_def14a.htm) and other documents subsequently filed by Liberty Broadband with the SEC.  To the extent holdings of Liberty Broadband stock by the directors and executive officers of Liberty Broadband have changed from the amounts of Liberty Broadband stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 or amendments to beneficial ownership reports on Schedules 13D filed with the SEC. Free copies of these documents may be obtained as described above.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of Charter Communications, Inc. and CCO Holdings, LLC has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: February 19, 2025		Executive Vice President, Chief Accounting Officer and Controller

CCO Holdings, LLC
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: February 19, 2025		Executive Vice President, Chief Accounting Officer and Controller